Exhibit 99.1

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed financial information reflects the historical financial statements of SandRidge Energy, Inc. (“SandRidge”) adjusted on a pro forma basis to give effect to the sale of certain oil and natural gas properties in the Permian Basin in west Texas (the “Permian Properties”) to Sheridan Holding Company II, LLC (“Sheridan”) and the use of a portion of the sale proceeds to fund the March 2013 redemption of SandRidge's 9.875% Senior Notes due 2016 and 8.0% Senior Notes due 2018, herein referred to as the Senior Notes Redemption, as well as the sale of certain subsidiaries that own SandRidge's oil and natural gas properties in the Gulf of Mexico and Gulf Coast to Fieldwood Energy, LLC. These transactions are described further below.

•
Sale of Permian Properties. On February 26, 2013, SandRidge sold its oil and natural gas properties located in the Permian Basin area of west Texas for $2.6 billion, net of post-closing adjustments, to Sheridan, herein referred to as the Permian Sale. The Permian Properties exclude assets associated with SandRidge Permian Trust.

•
Redemption of Senior Notes. On March 28, 2013, SandRidge redeemed all of its outstanding 9.875% Senior Notes due 2016 and 8.0% Senior Notes due 2018, which had a total aggregate principal amount outstanding of $1.1 billion, for a price of 100% of the principal amount, plus a premium as of the redemption date. A portion of the proceeds from the Permian Sale was used to fund the Senior Notes Redemption.

•
Sale of Gulf of Mexico Properties. On February 25, 2014, SandRidge sold certain subsidiaries comprising its Gulf of Mexico business, which own all of SandRidge's Gulf of Mexico and Gulf Coast properties (collectively, the "Gulf Properties") for $750.0 million, subject to post-closing adjustments, and the buyer's assumption of approximately $370.0 million of related asset retirement obligations, herein referred to as the Gulf Sale. Under the agreement, SandRidge has agreed to guarantee certain plugging and abandonment obligations associated with the Gulf Properties to the Bureau of Ocean Energy Management for a period of up to one year from the date of closing. As part of the agreement, the buyer has agreed to indemnify SandRidge for any costs it may incur as a result of the guarantee.

The unaudited pro forma condensed balance sheet is based on the audited December 31, 2013 balance sheet of SandRidge and includes pro forma adjustments to give effect to the Gulf Sale as if it occurred on December 31, 2013. The unaudited pro forma condensed statement of operations for the year ended December 31, 2013 is based on the audited statement of operations of SandRidge for the year ended December 31, 2013 and includes pro forma adjustments to give effect to the Permian Sale, the Senior Notes Redemption and the Gulf Sale, as if each of those transactions occurred on January 1, 2013.

The pro forma adjustments reflecting: (i) SandRidge's sale of the Permian Properties, (ii) the Senior Notes Redemption and (iii) SandRidge's sale of the Gulf Properties include the use of estimates and assumptions as described in the related notes. The pro forma adjustments are based on information available to management at the time these unaudited pro forma condensed financial statements were prepared. SandRidge believes the estimates and assumptions used are reasonable and the significant effects of the transactions are properly reflected. However, the estimates and assumptions are subject to change as additional information becomes available. The unaudited pro forma condensed statement of operations excludes the impact of non-recurring expenses SandRidge has incurred or will incur as a result of the Permian Sale, the Senior Notes Redemption and the Gulf Sale. Such non-recurring expenses primarily consist of non-capitalizable banking and legal fees, the loss on the Permian Sale, an increase in the valuation allowance related to an increase in SandRidge's net deferred tax asset as a result of the Permian Sale and the loss on extinguishment of debt.

The unaudited pro forma financial information is for informational purposes only and is not intended to represent or to be indicative of the results that actually would have occurred had the transactions described above been completed as of the dates set forth in this unaudited pro forma financial information and should not be taken as indicative of SandRidge's future results of operations. Actual results may differ significantly from that reflected in the unaudited pro forma financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma financial information and actual results. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, Annual Report on Form 10-K for the year ended December 31, 2013 and other information that SandRidge has filed with the Securities and Exchange Commission.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
DECEMBER 31, 2013

	SandRidge Historical	Gulf Sale Pro Forma Adjustments		SandRidge Pro Forma
	(In thousands, except per share amounts)
ASSETS
Current assets
Cash and cash equivalents	$814,663	$739,263	(a)
		(2,850)	(b)	$1,551,076
Accounts receivable, net	349,218	13,977	(c)
		(75,520)	(d)	287,675
Derivative contracts	12,779	—		12,779
Costs in excess of billings	4,079	—		4,079
Prepaid expenses	39,253	(20,152)	(d)	19,101
Other current assets	21,831	(9,635)	(d)	12,196
Total current assets	1,241,823	645,083		1,886,906
Oil and natural gas properties, net (full cost method)	5,741,453	(1,064,785)	(e)	4,676,668
Other property, plant and equipment, net	566,222	(1,351)	(d)	564,871
Derivative contracts	14,126	—		14,126
Other assets	121,171	(41,518)	(d)	79,653
Total assets	$7,684,795	$(462,571)		$7,222,224
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$812,488	$(97,533)	(d)	$714,955
Derivative contracts	34,267	—		34,267
Asset retirement obligations	87,063	(87,063)	(f)	—
Other current liabilities	—	9,019	(g)	9,019
Total current liabilities	933,818	(175,577)		758,241
Long-term debt	3,194,907	—		3,194,907
Derivative contracts	20,564	—		20,564
Asset retirement obligations	337,054	(285,731)	(f)	51,323
Other long-term obligations	22,825	(1,263)	(d)	21,562
Total liabilities	4,509,168	(462,571)		4,046,597
Equity
SandRidge Energy, Inc. stockholders’ equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding; aggregate liquidation preference of $265,000	3	—		3
6.0% Convertible perpetual preferred stock; 2,000 shares issued and outstanding; aggregate liquidation preference of $200,000	2	—		2
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding; aggregate liquidation preference of $300,000	3	—		3
Common stock, $0.001 par value, 800,000 shares authorized; 491,609 issued and 490,290 outstanding	483	—		483
Additional paid-in capital	5,298,301	—		5,298,301
Additional paid-in capital - stockholder receivable	(3,750)	—		(3,750)
Treasury stock, at cost	(8,770)	—		(8,770)
Accumulated deficit	(3,460,462)	—		(3,460,462)
Total SandRidge Energy, Inc. stockholders’ equity	1,825,810	—		1,825,810
Noncontrolling interest	1,349,817	—		1,349,817
Total equity	3,175,627	—		3,175,627
Total liabilities and equity	$7,684,795	$(462,571)		$7,222,224
The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013

	SandRidge Historical	Permian Sale Pro Forma Adjustments		Gulf Sale Pro Forma Adjustments		SandRidge Pro Forma

	(In thousands, except per share amounts)
Revenues
Oil, natural gas and NGL	$1,820,278	$(68,027)	(h)	$(613,530)	(h)	$1,138,721
Drilling and services	66,586	—		—		66,586
Midstream and marketing	58,304	—		(2,192)	(i)	56,112
Construction contract	23,349	—		—		23,349
Other	14,871	—		(11,514)	(i)	3,357
Total revenues	1,983,388	(68,027)		(627,236)		1,288,125
Expenses
Production	516,427	(14,370)	(h)	(242,285)	(h)	259,772
Production taxes	32,292	(3,084)	(h)	(3,252)	(h)	25,956
Cost of sales	57,118	—		—		57,118
Midstream and marketing	53,644	—		(4)	(i)	53,640
Construction contract	23,349	—		—		23,349
Depreciation and depletion — oil and natural gas	567,732	(34,152)	(j)	(183,413)	(j)	350,167
Depreciation and amortization — other	62,136	—		(446)	(i)	61,690
Accretion of asset retirement obligations	36,777	(184)	(k)	(33,067)	(k)	3,526
Impairment	26,280	—		—	(l)	26,280
General and administrative	207,920	—		(45,767)	(i)	162,153
Employee termination benefits	122,505	—		—		122,505
Loss on derivative contracts	47,123	—		—		47,123
Loss on sale of assets	399,086	(398,891)	(m)	309	(i)	504
Total expenses	2,152,389	(450,681)		(507,925)		1,193,783
(Loss) income from operations	(169,001)	382,654		(119,311)		94,342
Other income (expense)
Interest expense	(270,234)	24,540	(n)	(921)	(i)	(246,615)
Loss on extinguishment of debt	(82,005)	82,005	(n)	—		—
Other income, net	12,445	—		(104)	(i)	12,341
Total other expense	(339,794)	106,545		(1,025)		(234,274)
Loss before income taxes	(508,795)	489,199		(120,336)		(139,932)
Income tax expense (benefit)	5,684	(6,991)	(o)	—	(o)	(1,307)
Net loss	(514,479)	496,190		(120,336)		(138,625)
Less: net income attributable to noncontrolling interest	39,410	71,705	(m)	—		111,115
Net loss attributable to SandRidge Energy, Inc.	(553,889)	424,485		(120,336)		(249,740)
Preferred stock dividends	55,525	—		—		55,525
Loss applicable to SandRidge Energy, Inc. common stockholders	$(609,414)	$424,485		$(120,336)		$(305,265)
Loss per share
Basic	$(1.27)					$(0.63)
Diluted	$(1.27)					$(0.63)
Weighted average number of SandRidge Energy, Inc. common shares outstanding
Basic	481,148					481,148
Diluted	481,148					481,148
The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Note 1.	Basis of Presentation

On February 26, 2013, SandRidge Energy, Inc. (“SandRidge”) sold its oil and natural gas properties located in the Permian Basin area of west Texas (the “Permian Properties”) for $2.6 billion, net of post-closing adjustments, to Sheridan Holding Company II, LLC, herein referred to as the Permian Sale. The Permian Properties exclude assets associated with SandRidge Permian Trust.

On March 28, 2013, SandRidge redeemed all of its outstanding 9.875% Senior Notes due 2016 and 8.0% Senior Notes due 2018, herein referred to as the Senior Notes Redemption, which had a total aggregate principal amount outstanding of $1.1 billion. These senior notes were redeemed for a price of 100% of the principal amount, plus a premium as of the redemption date. A portion of the proceeds from the Permian Sale was used to fund the Senior Notes Redemption.

On February 25, 2014, SandRidge sold certain subsidiaries comprising its Gulf of Mexico business, which own all of SandRidge's Gulf of Mexico and Gulf Coast properties (collectively, the "Gulf Properties") for $750.0 million, subject to post-closing adjustments, and the buyer's assumption of approximately $370.0 million of related asset retirement obligations, herein referred to as the Gulf Sale. Under the agreement, SandRidge has agreed to guarantee certain plugging and abandonment obligations associated with the Gulf Properties to the Bureau of Ocean Energy Management for a period of up to one year from the date of closing. As part of the agreement, the buyer has agreed to indemnify SandRidge for any costs it may incur as a result of the guarantee.

The unaudited pro forma condensed balance sheet is based on the audited December 31, 2013 balance sheet of SandRidge and includes pro forma adjustments to give effect to the Gulf Sale as if it occurred on December 31, 2013. The unaudited pro forma condensed statement of operations for the year ended December 31, 2013 is based on the audited statement of operations of SandRidge for the year ended December 31, 2013. The unaudited pro forma condensed statement of operations includes pro forma adjustments to give effect to the Permian Sale, the Senior Notes Redemption and the Gulf Sale, as if each of those transactions occurred on January 1, 2013. The unaudited pro forma condensed statement of operations excludes the impact of non-recurring expenses SandRidge has incurred or will incur as a result of the Permian Sale, the Senior Notes Redemption and the Gulf Sale. Such non-recurring expenses primarily consist of banking and legal fees, the loss on the Permian Sale, an increase in the valuation allowance related to an increase in SandRidge's net deferred tax asset as a result of the Permian Sale and the loss on extinguishment of debt.

SandRidge believes that the estimates and assumptions used in the preparation of these unaudited pro forma financial statements provide a reasonable basis for presenting the effects directly attributable to the transactions described above. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, SandRidge's Annual Report on Form 10-K for the year ended December 31, 2013 and other information that SandRidge has filed with the Securities and Exchange Commission.

Note 2.    Pro Forma Adjustments - Unaudited Pro Forma Condensed Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed balance sheet:

(a)	Adjustment to reflect proceeds from the Gulf Sale, net of working capital and purchase price adjustments as of December 31, 2013.

(b)	Adjustment to reflect the transaction fees associated with the Gulf Sale.

(c)
Adjustment to reflect receivable for funds in escrow for plugging and abandonment obligations associated with the Gulf Properties. Under terms of the agreement, the funds will be held in escrow for up to one year from the closing date and will be refunded to SandRidge upon expiration of the guarantee discussed below.

(d)	Adjustment to eliminate remaining assets and liabilities associated with the Gulf Properties.

(e)
Adjustment to reflect the reduction to oil and natural gas properties for the sale of the Gulf Properties. As the transaction is not expected to result in a significant alteration of the relationship between SandRidge's capitalized costs and proved reserves, SandRidge recorded the net proceeds as a reduction of its full cost pool with no gain or loss on the sale.

(f)	Adjustment to reflect reduction of asset retirement obligations for amounts attributable to the Gulf Properties.

(g)	Adjustment to reflect the fair value of SandRidge's guarantee of certain plugging and abandonment obligations associated with the Gulf Properties.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS - CONTINUED

Note 3.    Pro Forma Adjustments - Unaudited Pro Forma Condensed Statement of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed statement of operations:

(h)
Adjustment to reduce oil and natural gas sales, production expense and production tax expense for amounts attributable to the Permian Properties and Gulf Properties during the year ended December 31, 2013.

(i)	Adjustment to eliminate remaining revenues and expenses associated with the Gulf Properties for the year ended December 31, 2013.

(j)
Adjustment to reduce depletion expense under the full cost method of accounting for oil and natural gas properties. The pro forma depletion adjustment for the year ended December 31, 2013 for the sale of the Permian Properties and Gulf Properties utilizes an average depletion rate of $15.52 per Boe.

(k)	Adjustment to reduce accretion expense for amounts attributable to asset retirement obligations associated with the Permian Properties and Gulf Properties during the year ended December 31, 2013.

(l)
SandRidge estimates it would have incurred impairments from full cost ceiling limitations of approximately $468 million for the year ended December 31, 2013 if the Gulf Sale had occurred on January 1, 2013. Such estimated pro forma impairment has not been reflected in the pro forma condensed statement of operations for the year ended December 31, 2013 due to its non-recurring nature.

(m)	Adjustment to eliminate the loss on the sale of the Permian Properties, including the portion attributable to noncontrolling interest, due to its non-recurring nature.

(n)
Adjustment to reduce interest expense for amounts attributable to the senior notes redeemed with proceeds from the Permian Sale. Additionally, reflects adjustment to eliminate the loss on extinguishment of debt during the year ended December 31, 2013 due to its non-recurring nature.

(o)
Adjustment to eliminate the increase in the valuation allowance related to an increase in SandRidge's net deferred tax asset resulting from the sale of the Permian Properties due to its non-recurring nature for the year ended December 31, 2013. No adjustment for income tax expense attributable to net revenues generated by the Permian Properties or the Gulf Properties during the year ended December 31, 2013 has been reflected as the effective tax rate is deemed to be 0% as a result of SandRidge's full valuation allowance on its net deferred tax asset.